Exhibit 99

PRESS RELEASE

For Release:	August 2, 2012
Nasdaq:	MFNC
Contact:	Ernie R. Krueger, (906) 341-7158 /ekrueger@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS STRONG SECOND QUARTER 2012 RESULTS AND RECORDS

A $3 MILLION VALUATION ADJUSTMENT TO DEFERRED TAX ASSETS

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced second quarter 2012 income of $4.141 million or $1.21 per share compared to net income of $.603 million, or $.18 per share for the second quarter of 2011. The 2012 YTD and 2nd quarter results include a $3 million valuation adjustment to deferred tax assets, which equates to $.88 per share.

Operating results excluding the deferred tax asset for the first six months of 2012 totaled $1.639 million or $.48 per share compared to $.859 million or $.25 per share for the same period in 2011.  The Corporation’s subsidiary mBank recorded net income of $2.248 million, excluding the valuation adjustment to deferred taxes, for the first six months of this year compared to $1.439 million for the same period in 2011.

Some highlights for the first six months of 2012 results include:

•                  Improved credit quality with a Texas Ratio of 13.59% compared to 23.38% one year ago, with nonperforming loans of $5.375 million, a $4.066 million reduction from a year earlier

•                  Reduced credit related charges in 2012 at $.403 million compared to $.748 million in the 2011 six month period

•                  Improved net interest margin at 4.23% compared to 3.85% for the first six months of 2011

•                  Six month Secondary mortgage loan income of $.524 million, compared to $.199 million in the same period of 2011

•                  Continued success in SBA/USDA lending initiatives, with $.620 million in sold guarantees to the secondary market.  The Corporation continues to be a state leader in supporting small businesses with these programs ranking 9th in the state in total dollars for all banks for newly originated SBA 7(a) loans for the third quarter 2012 Michigan SBA results.  The Corporation, under this program, originated 21 loans totaling $9.6 million.

•                  Growth in core deposits of $9.2 million

Loans and Nonperforming Assets

Total loans at June 30, 2012 were $419.453 million, a 6.24% increase from the $394.812 million at June 30, 2011 and up $18.207 million from year-end 2011 total loans of $401.246 million.  The Corporation had total loan production for all loan types of $101 million in the first six months of this year.  Comprising the total production were $54 million in commercial loans, and $47 million in retail, $44 million of which were mortgages.  The Upper Peninsula continues to drive a large majority of the new originations, totaling $66 million, with Southeast Michigan production of $18 million, and the Northern Lower Peninsula with $17 million.  Commenting on loan growth, Kelly W. George, President and CEO of mBank stated,

“We are very pleased with the level of loan activity we are seeing in all our markets.  The activity is all encompassing, including new home purchases and refinances, as well as small business expansion for various needs.  Actual loan outstandings would have been greater, but the Corporation experienced unexpected large loan pay downs as a result of excess cash flow from strong commercial credits, and has also begun to experience tougher competition in the marketplace with respect to rate conditions.  This has led to several relationships exiting because of pricing reasons.  However, given our balance sheet and funding structure, we felt it was prudent to not try to retain these loans.”

Nonperforming loans totaled $5.375 million, 1.28% of total loans at June 30, 2012 compared to $9.441 million, or 2.39% of total loans at June 30, 2011 and down $2.618 million from December 31, 2011.  Nonperforming assets were reduced by $5.354 million from a year ago and stood at 1.70% of total assets.  Total loan delinquencies resided at .82% or $3.448 million, almost solely made up of non-accrual commercial loans.  George, commenting on credit quality, stated, “We are pleased with our continued reduction in the level of nonperforming assets and the overall payment performance on our total loan portfolio which has been good for several years now since coming out of the severe economic conditions from the 2008 downturn.  Our current level of nonperforming assets is manageable and our associated costs are now more in line with a normal business climate with the reductions we have seen this year.  We will remain diligent and timely in our recognition and disposal methods for our remaining nonperforming assets in terms of any future deterioration and in the event any new issues arise in subsequent quarters.”

Manistique Papers Inc. Bankruptcy and Community Partnership Lending

As noted in our 2011 annual report, mBank was very close to consummating the sale of Manistique Papers Inc. out of a Chapter 11 bankruptcy process where it had played the lead role in facilitating since August of 2011 when mBank stepped in as the Senior Lender through a variety of transactions to purchase legacy debt of the corporation and provide new working capital funding to prevent the liquidation and closure of this 91 year old paper mill and the loss of approximately 150 jobs. We are very pleased to announce that in May of this year, though the collective efforts of various parties, we were able to close a sale to The Watermill Group, a private equity firm located in Boston Mass., to become the new owner of the local mill and ensure its continued vital operations for our local community in Manistique. George commenting on the sale events, “We could not be happier for the outcome of this endeavor we chose to take on 10 months ago to support our second largest employer and icon of the local business community Manistique Papers and all the good people who have worked there for years.   Manistique Papers will benefit greatly from The Watermill Group’s financial stability, operational expertise and experience in environmental paper and we appreciate the Watermill team’s creative strategies for revitalizing the mill and the commitment they’ve shown to the company and local community. We’re pleased to be working with them going forward and look forward to a mutually rewarding banking relationship as we move into a new rewarding chapter of the paper mills legacy.”

Margin Analysis

Net interest margin in the first six months of 2012 increased to $9.782 million, 4.23%, compared to $8.319 million, or 3.85%, in the same period in 2011.  The interest margin increase was largely due to decreased funding costs.  George, commenting on margin items stated, “We expect some margin pressure in future periods with this prolonged low interest rate environment, which limits investment options and provides for a highly competitive commercial loan procurement market for all banks centered on pricing options.  We are continually seeing added pressure from existing borrowers and new credit opportunities for longer fixed rate terms and lower variable rate floors as we continue to look to structure our balance sheet with properly matched liabilities to manage our growth with diligence towards limiting longer term interest rate risk given the continued uncertainty of where interest rates will move in the next 12-24 months.”

Deposits

Total deposits of $425.381 million at June 30, 2012 increased 6.43% from deposits of $399.667 million on June 30, 2011.  Total deposits on June 30, 2012 deposits were up $20.592 million from year-end 2011 deposits of $404.789 million.  The overall increase in deposits for the six months of 2012 is comprised of an increase in noncore deposits of $11.383 million and increased core deposits of $9.209 million. George, commenting on core deposits, stated, “In 2012 we have continued to experience a good growth rate on core deposits though lower than in previous years which is partially due to our reduced rates on transactional accounts to manage our net interest margin where we have seen a small exit from primarily rate only driven clients. We have supplemented our deposit growth with noncore deposits to manage interest rate risk in this prolonged low interest rate cycle, along with the need to align our funding costs with rates and maturities on loans as noted previously.”

Noninterest Income/Expense

Noninterest income, at $1.911 million in the first six months of 2012, decreased $.014 million from the same period in 2011 of $1.925 million with the largest drivers of this income coming from the secondary market mortgage activities and gains from SBA/USDA loan sales. Income from secondary mortgage activities totaled $.524 million in 2012 compared to $.199 million in 2011.  SBA/USDA loan sale gains were behind 2011 with year to date gains of $.620 million compared to 2011 gains of $1.186 million.

Noninterest expense, at $8.041 million in the first six months of 2012, increased $.253 million, or 3.25% from the same period in 2011.  The Corporation continues to look for ways to control costs and remains below peer levels in terms of salary and benefits as a percentage of total assets at 1.58%.

Assets and Capital

Total assets of the Corporation at June 30, 2012 were $524.366 million, up 6.50 % from the $492.373 million reported at June 30, 2011 and up 5.23% from the $498.311 million of total assets at year-end 2011.

Total shareholders’ equity at June 30, 2012 totaled $60.352 million, compared to $54.784 million on June 30, 2011, an increase of $5.568 million, or 10.16%.  Book value of common shareholders’ equity was $14.43 per share at June 30, 2012 compared to $12.86 per share at June 30, 2011 and compared to $46.148 million, or $12.97 per share on December 31, 2011. The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 10.16% and 9.52% at the Bank.

Weighted average shares outstanding totaled 3,419,736 for both periods.  The common stock warrants outstanding of 379,310 shares were slightly dilutive for the 2012 second quarter by $.04 per share and for the six month period at $.05 per share.

Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We are pleased with our 2012 year to date operating results.  Our loan production has been steady and we have a good pipeline of portfolio loans and SBA/USDA opportunities. Loan portfolio expansion will be challenging but we expect continued growth.   Our credit quality is strong and we expect increased noninterest revenue, mainly from SBA/USDA loan sales later this year.”

“Looking forward, we are excited about our rights offering and the pending investment from the Steinhardt family.  We expect to complete these transactions within the next few weeks and issue approximately 2.2 million shares with net proceeds of roughly $12.0 million.  This will provide the funding necessary to pursue several initial strategic alternatives.  This new capitalization and the access to the capital and the funding that accompany an association with the Steinhardt’s will be significant catalysts in the execution of our long-term strategic plan for franchise growth and increasing shareholder value.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $520 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	June 30,	December 31,	June 30,
(Dollars in thousands, except per share data)	2012	2011	2011
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$524,366	$498,311	$492,373
Loans	419,453	401,246	394,812
Investment securities	39,054	38,727	38,613
Deposits	425,381	404,789	399,667
Borrowings	35,997	35,997	36,069
Common Shareholders’ Equity	49,352	44,342	43,973
Shareholders’ equity	60,352	55,263	54,784

Selected Statements of Income Data (six months and year ended):
Net interest income	$9,782	$17,929	$8,319
Income before taxes and preferred dividend	3,007	3,316	1,856
Net income	4,639	1,452	859
Income per common share - Basic	1.36	.42	.25
Income per common share - Diluted	1.31	.41	.25
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736
Weighted average shares outstanding- Diluted	3,532,640	3,500,204	3,504,567

Three Months Ended:
Net interest income	$5,019	4,901	4,178
Income before taxes and preferred dividend	1,967	105	1,197
Net income	4,141	(114)	603
Income per common share - Basic	1.21	(.03)	.18
Income per common share - Diluted	1.17	(.03)	.17
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736
Weighted average shares outstanding- Diluted	3,539,908	3,480,347	3,509,810

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.23%	4.06%	3.85%
Efficiency ratio	66.98	68.43	71.47
Return on average assets	2.20	.30	.36
Return on average common equity	24.99	3.30	4.00
Return on average equity	20.07	2.66	3.21

Average total assets	$507,546	$489,539	$486,714
Average common shareholders’ equity	44,706	43,940	43,255
Average total shareholders’ equity	55,666	54,561	54,005
Average loans to average deposits ratio	100.12%	98.05%	96.19%

Common Share Data at end of period:
Market price per common share	$5.99	$5.42	$6.00
Book value per common share	$14.43	$12.97	$12.86
Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data at end of period:
Allowance for loan losses	$5,083	$5,251	$6,155
Non-performing assets	$8,893	$11,155	$14,247
Allowance for loan losses to total loans	1.21%	1.31%	1.56%
Non-performing assets to total assets	1.70%	2.24%	2.89%
Texas ratio	13.59%	18.43%	23.38%

Number of:
Branch locations	11	11	12
FTE Employees	120	116	113

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
	2012	2011	2011
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$33,248	$20,071	$22,294
Federal funds sold	—	13,999	12,000
Cash and cash equivalents	33,248	34,070	34,294

Interest-bearing deposits in other financial institutions	10	10	10
Securities available for sale	39,054	38,727	38,613
Federal Home Loan Bank stock	3,060	3,060	3,060

Loans:
Commercial	319,398	311,215	305,752
Mortgage	90,260	83,106	83,194
Consumer	9,795	6,925	5,866
Total Loans	419,453	401,246	394,812
Allowance for loan losses	(5,083)	(5,251)	(6,155)
Net loans	414,370	395,995	388,657

Premises and equipment	10,134	9,627	9,623
Other real estate held for sale	3,518	3,162	4,806
Deferred Tax Asset	10,271	8,427	8,444
Other assets	10,701	5,233	4,866

TOTAL ASSETS	$524,366	$498,311	$492,373

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$59,872	$51,273	$49,769
NOW, money market, interest checking	143,795	152,563	149,448
Savings	14,248	14,203	16,526
CDs<$100,000	140,018	130,685	114,215
CDs>$100,000	25,975	23,229	23,102
Brokered	41,473	32,836	46,607
Total deposits	425,381	404,789	399,667

Borrowings	35,997	35,997	36,069
Other liabilities	2,636	2,262	1,853
Total liabilities	464,014	443,048	437,589

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - 11,000 shares	11,000	10,921	10,811
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 3,419,736 shares	43,525	43,525	43,525
Retained earnings	5,131	492	(102)
Accumulated other comprehensive income	696	325	550

Total shareholders’ equity	60,352	55,263	54,784

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$524,366	$498,311	$492,373

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,873	$5,198	$11,453	$10,334
Tax-exempt	30	37	62	79
Interest on securities:
Taxable	238	292	502	574
Tax-exempt	7	7	14	14
Other interest income	30	30	55	63
Total interest income	6,178	5,564	12,086	11,064

INTEREST EXPENSE:
Deposits	992	1,231	1,975	2,449
Borrowings	167	155	329	296
Total interest expense	1,159	1,386	2,304	2,745

Net interest income	5,019	4,178	9,782	8,319
Provision for loan losses	150	600	645	600
Net interest income after provision for loan losses	4,869	3,578	9,137	7,719

OTHER INCOME:
Deposit service fees	189	219	383	436
Income from secondary market loans sold	226	120	524	199
SBA/USDA loan sale gains	620	950	620	1,186
Mortgage servicing income	115	—	200	—
Other	155	59	184	104
Total other income	1,305	1,348	1,911	1,925

OTHER EXPENSE:
Salaries and employee benefits	2,003	1,806	3,978	3,630
Occupancy	335	349	680	714
Furniture and equipment	219	221	447	415
Data processing	258	179	486	355
Professional service fees	310	232	490	385
Loan and deposit	338	252	479	431
Writedowns and losses on other real estate held for sale	174	(35)	185	432
FDIC insurance assessment	159	255	318	540
Telephone	57	58	112	109
Advertising	98	111	196	199
Other	256	301	670	578
Total other expenses	4,207	3,729	8,041	7,788

Income before provision for income taxes	1,967	1,197	3,007	1,856
Provision for income taxes	(2,335)	402	(1,986)	616

NET INCOME	4,302	795	4,993	1,240

Preferred dividend and accretion of discount	161	192	354	381

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,141	$603	$4,639	$859

INCOME PER COMMON SHARE:
Basic	$1.21	$.18	$1.36	$.25
Diluted	$1.17	$.17	$1.31	$.25

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2012	2011	2011
	(Unaudited)	(Unaudited)	(Audited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$83,539	$75,391	$59,587
Hospitality and tourism	36,557	33,306	33,467
Lessors of nonresidential buildings	13,358	16,499	16,316
Real estate agents and managers	12,860	10,617	14,909
Other	150,291	155,657	158,411
Total Commercial Loans	296,605	291,470	282,690

1-4 family residential real estate	84,665	77,332	79,013
Consumer	9,795	6,925	5,866
Construction
Commercial	22,793	19,745	23,062
Consumer	5,595	5,774	4,181

Total Loans	$419,453	$401,246	$394,812

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2012	2011	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$5,375	$5,490	$7,639
Loans past due 90 days or more	—	—	—
Restructured loans	—	2,503	1,802
Total nonperforming loans	5,375	7,993	9,441
Other real estate owned	3,518	3,162	4,806
Total nonperforming assets	$8,893	$11,155	$14,247
Nonperforming loans as a % of loans	1.28%	1.99%	2.39%
Nonperforming assets as a % of assets	1.70%	2.24%	2.89%
Reserve for Loan Losses:
At period end	$5,083	$5,251	$6,155
As a % of average loans	1.23%	1.35%	1.62%
As a % of nonperforming loans	94.57%	65.69%	65.19%
As a % of nonaccrual loans	94.57%	95.65%	80.57%
Texas Ratio	13.59%	18.43%	23.38%

Charge-off Information (year to date):
Average loans	$413,467	$388,115	$379,153
Net charge-offs	$813	$3,662	$1,058
Charge-offs as a % of average loans	.20%	.94%	.28%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED (Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
BALANCE SHEET (Dollars in thousands)

Total loans	$419,453	$414,402	$401,246	$391,903	$394,812
Allowance for loan losses	(5,083)	(5,382)	(5,251)	(5,838)	(6,155)
Total loans, net	414,370	409,020	395,995	386,065	388,657
Intangible assets	—	—	—	—	—
Total assets	524,366	506,496	498,311	498,598	492,373
Core deposits	357,933	355,186	348,724	346,843	329,958
Noncore deposits (1)	67,448	56,902	56,065	58,215	69,709
Total deposits	425,381	412,088	404,789	405,058	399,667
Total borrowings	35,997	35,997	35,997	35,997	36,069
Common shareholders’ equity	49,352	45,119	44,342	44,613	43,973
Total shareholders’ equity	60,352	56,095	55,263	55,479	54,784
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$511,681	$503,412	$487,304	$497,333	$494,481
Loans	422,887	404,048	396,197	397,665	378,250
Deposits	452,655	409,250	390,940	403,957	401,549
Common Equity	44,927	44,469	44,325	44,105	43,354
Equity	55,915	55,418	55,219	54,998	54,138

INCOME STATEMENT (Dollars in thousands)

Net interest income	$5,019	$4,763	$4,901	$4,709	$4,178
Provision for loan losses	150	495	1,300	400	600
Net interest income after provision	4,869	4,268	3,601	4,309	3,578
Total noninterest income	1,305	606	725	1,006	1,348
Total noninterest expense	4,207	3,834	4,221	3,960	3,729
Income before taxes	1,967	1,040	105	1,355	1,197
Provision for income taxes	(2,335)	349	27	455	402
Net income	4,302	691	78	900	795
Preferred dividend expense	161	193	192	193	192
Net income (loss) available to common shareholders	$4,141	$498	$(114)	$707	$603

PER SHARE DATA

Earnings	$1.21	$.15	$(.03)	$.21	$.18
Book value per common share	14.43	13.19	12.97	13.05	12.86
Market value, closing price	5.99	7.00	5.42	5.46	6.00

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.28%	1.65%	1.99%	2.47%	2.39%
Nonperforming assets/total assets	1.70	2.04	2.24	2.99	2.89
Allowance for loan losses/total loans	1.21	1.30	1.31	1.49	1.56
Allowance for loan losses/nonperforming loans	94.57	78.49	65.69	60.35	65.19
Texas ratio (2)	13.59	16.84	18.43	24.28	23.38

PROFITABILITY RATIOS

Return on average assets	3.21%	.40%	(.09)%	.56%	.49%
Return on average common equity	36.57	4.53	(1.02)	6.35	5.58
Return on average equity	29.39	3.62	(.82)	5.10	4.47
Net interest margin	4.30	4.17	4.38	4.14	3.79
Efficiency ratio	63.61	71.01	69.04	67.39	67.84
Average loans/average deposits	101.50	98.73	101.34	98.44	94.20

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	10.16%	9.95%	10.08%	9.73%	9.50%
Tier 1 capital to risk weighted assets	12.87	11.55	11.62	11.65	11.40
Total capital to risk weighted assets	14.12	12.80	12.87	12.97	12.66
Average equity/average assets	10.93	11.01	11.33	11.06	10.95
Tangible equity/tangible assets	11.51	11.01	11.33	11.06	10.95

(1) Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

(2) Texas ratio equals nonperforming assets divided by shareholders’ equity plus allowance for loan losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS